Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

BMB Munai, Inc.
Almaty, Kazakhstan

We hereby consent to the use in the Prospectus constituting a part of this
Registration Statement of our report dated June 13, 2005, relating to the consolidated financial statements of BMB Munai, Inc. which is contained in that
Prospectus.

We also consent to the reference to us under the caption "Interest of Named
Experts and Counsel" in the Prospectus.

/s/ BDO Kazakhstanaudit

BDO Kazakhstanaudit
Almaty, Kazakhstan
June 15, 2006